Exhibit 99.1

Agilent Reports Fourth-Quarter and Fiscal Year 2020 Financial Results;
Initiates Fiscal 2021 Guidance

Highlights:
Fourth-quarter fiscal year 2020
•Revenue of $1.48 billion represents 8% reported growth; and up 6% on a core(1) basis with strong growth across all regions and all three businesses.
•GAAP net income of $222 million with earnings per share (EPS) of 71 cents, up 15% from the fourth quarter of 2019.
•Non-GAAP(2) net income of $305 million with EPS of 98 cents, up 10% from the fourth quarter of 2019.
Fiscal year 2020
•Fiscal year 2020 revenue of $5.34 billion delivers 3% reported growth and a 1% increase in core(1) revenue over fiscal year 2019.
•Full-year GAAP net income of $719 million with EPS of $2.30, down 32% from fiscal year 2019.
•Non-GAAP(2) net income of $1.02 billion with EPS of $3.28, up 5% from fiscal year 2019.
Outlook
•Fiscal year 2021 revenue expected in the range of $5.6 billion to $5.7 billion, representing reported growth of 5% to 7% and core(1) growth of 4% to 6%. Fiscal year 2021 non-GAAP(3) earnings guidance of $3.57 to $3.67 per share.
•Fiscal first-quarter revenue guidance of $1.42 billion to $1.43 billion, representing reported growth of 4.5% to 5.5% and core(1) revenue growth of 3.5% to 4.5%. Fiscal first-quarter non-GAAP(3) earnings guidance of 85 cents to 88 cents per share.

SANTA CLARA, California, Nov. 23, 2020 – Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.48 billion for the fourth quarter ended Oct. 31, 2020, up 8% year over year (core(1) growth of 6%).
On a GAAP basis, fourth-quarter net income was $222 million, or 71 cents per share. This compares with $194 million, or 62 cents per share, in the fourth quarter of fiscal year 2019. Non-GAAP(2) net income was $305 million, or 98 cents per share, during the quarter, compared with $277 million or 89 cents per share during the fourth quarter a year ago.
“We delivered excellent fourth-quarter results that are a testament to the Agilent team and our single-minded focus on our customers,” said Mike McMullen, Agilent president and CEO. “We enter fiscal 2021 with solid momentum. While there is still some uncertainty looking forward, we are well-positioned to pursue our successful growth strategy well into the future.”
Financial Highlights
Life Sciences and Applied Markets Group
Fourth-quarter revenue of $671 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew a reported 8% year over year (an increase of 4% on a core(1) basis). LSAG’s operating margin for the quarter was 24.8%. Full-year revenue of $2.39 billion increased a reported 4% versus fiscal 2019 (a decline of 2% on a core(1) basis). LSAG’s operating margin for the year was 22.9%.
Agilent CrossLab Group
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Agilent CrossLab Group (ACG) posted fourth-quarter revenue of $518 million, representing year-over-year reported growth of 9% (up 7% on a core(1) basis). ACG’s operating margin for the quarter was 27.7%. Full-year revenue of $1.90 billion grew a reported 3% over last year (up 4% on a core(1) basis). ACG’s operating margin for the year was 27.2%.
Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) generated fourth-quarter revenue of $294 million, up a reported 9% year over year (up 7% on a core(1) basis). DGG posted operating margins of 20.3%. Full-year revenue was $1.05 billion, which was up a reported 2% year over year (up 3% on a core(1) basis). DGG’s operating margin for the year was 18.3%.
Fiscal Year 2021 and First-Quarter Outlook
Fiscal year 2021 revenue is expected to be in the range of $5.6 billion to $5.7 billion, representing reported growth of 5% to 7% and core(1) growth of 4% to 6%. Non-GAAP(3) earnings-per-share guidance for fiscal year 2021 is in the range of $3.57 to $3.67 per share.
The outlook for fiscal first-quarter revenue is expected to be in a range of $1.42 billion to $1.43 billion, representing reported growth of 4.5% to 5.5% and core(1) growth of 3.5% to 4.5%. Fiscal first-quarter non-GAAP(3) earnings guidance is in a range of 85 cents to 88 cents per share
The outlook is based on Oct. 31, 2020 currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s fourth-quarter and fiscal year 2020 financial results on a conference call with investors today at 1:30 p.m. PST. The event will be webcast live in listen-only mode. To listen to the webcast, select the “Q4 2020 Agilent Technologies Inc. Earnings Conference Call” link in the “News & Events > Events” portion of the Investor Relations section of the Agilent website. The webcast will remain on the company site for 90 days.
About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets delivering insight and innovation toward improving the quality of life. Agilent instruments, software, services, solutions and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.34 billion in fiscal 2020 and employs 16,400 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn, Twitter and Facebook.
Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2021, future amortization of intangibles and Agilent’s growth prospects, business model and financial results. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals
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and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended July 31, 2020. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.
(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q4 FY20 and fiscal 2020 are set forth on pages 6 and 7 of the attached tables along with additional information regarding the use of this non-GAAP measure.
(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash asset impairments, intangibles amortization, transformational initiatives and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.
(3) Non-GAAP earnings per share as projected for Q1 FY21 and full fiscal year 2021 excludes primarily the impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $44 million per quarter.
# # # # #
INVESTOR CONTACT:
Ankur Dhingra
+1 408-345-8948
ankur_dhingra@agilent.com

MEDIA CONTACT:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Year Ended
	October 31		October 31
	2020	2019	2020	2019

Net revenue	$1,483	$1,367	$5,339	$5,163

Costs and expenses:
Cost of products and services	695	630	2,502	2,358
Research and development	102	102	495	404
Selling, general and administrative	387	385	1,496	1,460
Total costs and expenses	1,184	1,117	4,493	4,222

Income from operations	299	250	846	941

Interest income	1	6	8	36
Interest expense	(19)	(21)	(78)	(74)
Other income (expense), net	2	(4)	66	16

Income before taxes	283	231	842	919

Provision (benefit) for income taxes	61	37	123	(152)

Net income	$222	$194	$719	$1,071

Net income per share:
Basic	$0.72	$0.63	$2.33	$3.41
Diluted	$0.71	$0.62	$2.30	$3.37

Weighted average shares used in computing net income per share:
Basic	308	309	309	314
Diluted	311	313	312	318

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,441	$1,382
Accounts receivable, net	1,038	930
Inventory	720	679
Other current assets	216	198
Total current assets	3,415	3,189

Property, plant and equipment, net	845	850
Goodwill and other intangible assets, net	4,433	4,700
Long-term investments	158	102
Other assets	776	611
Total assets	$9,627	$9,452

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$354	$354
Employee compensation and benefits	367	334
Deferred revenue	386	336
Short-term debt	75	616
Other accrued liabilities	285	440
Total current liabilities	1,467	2,080

Long-term debt	2,284	1,791
Retirement and post-retirement benefits	389	360
Other long-term liabilities	614	473
Total liabilities	4,754	4,704

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 306 million shares at October 31, 2020 and 309 million shares at October 31, 2019, issued and outstanding	3	3
Additional paid-in-capital	5,311	5,277
Retained earnings (accumulated deficit)	81	(18)
Accumulated other comprehensive loss	(522)	(514)
Total stockholders' equity	4,873	4,748
Total liabilities and equity	$9,627	$9,452

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Year Ended
	October 31,
	2020	2019
Cash flows from operating activities:
Net income	$719	$1,071
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	308	238
Share-based compensation	83	72
Excess and obsolete inventory related charges	28	19
Asset impairment charges	99	—
Unrealized gain on equity securities, net	(28)	(1)
Loss on extinguishment of debt	—	9
Other non-cash (income) expenses, net	8	7
Changes in assets and liabilities:
Accounts receivable, net	(107)	(106)
Inventory	(68)	(36)
Accounts payable	2	29
Employee compensation and benefits	29	23
Treasury lock agreement payment	—	(6)
Other assets and liabilities	(152)	(298)
Net cash provided by operating activities (a)	921	1,021

Cash flows from investing activities:
Investments in property, plant and equipment	(119)	(155)
Proceeds from sale of property, plant and equipment	1	—
Payment to acquire fair value investments	(20)	(23)
Payment in exchange for convertible note	(9)	(3)
Payment to acquire intangible assets	—	(1)
Acquisition of businesses and intangible assets, net of cash acquired	—	(1,408)
Net cash used in investing activities	(147)	(1,590)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	60	54
Payment of taxes related to net share settlement of equity awards	(37)	(16)
Payment of dividends	(222)	(206)
Issuance of senior notes	499	497
Debt issuance costs	(4)	(4)
Proceeds from revolving credit facility and short-term loan	798	805
Repayment of debt and credit facility	(1,413)	(702)
Proceeds from commercial paper	420	—
Repayment of commercial paper	(345)	—
Repayment of finance lease	(4)	—
Purchase of non-controlling interest	—	(4)
Treasury stock repurchases	(469)	(723)
Net cash used in financing activities	(717)	(299)

Effect of exchange rate movements	2	2

Net increase (decrease) in cash, cash equivalents and restricted cash	59	(866)

Cash, cash equivalents and restricted cash at beginning of period	1,388	2,254

Cash, cash equivalents and restricted cash at end of period	$1,447	$1,388

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,441	$1,382
Restricted cash, included in other assets	6	6
Total cash, cash equivalents and restricted cash	$1,447	$1,388

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$361	$159
Interest payments	$71	$80

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Year Ended
	October 31				October 31
	2020	Diluted EPS	2019	Diluted EPS	2020	Diluted EPS	2019	Diluted EPS
GAAP net income	$222	$0.71	$194	$0.62	$719	$2.30	$1,071	$3.37
Non-GAAP adjustments:
Asset impairments	—	—	—	—	99	0.32	—	—
Intangible amortization	45	0.14	46	0.15	184	0.59	125	0.39
Transformational initiatives	12	0.04	19	0.06	53	0.17	44	0.14
Business exit and divestiture costs	2	0.01	—	—	2	0.01	—	—
Acquisition and integration costs	8	0.03	16	0.05	41	0.13	48	0.15
Pension settlement loss	4	0.01	—	—	4	0.01	—	—
Loss on extinguishment of debt	—	—	9	0.03	—	—	9	0.03
NASD site costs	—	—	—	—	—	—	12	0.04
Special compliance costs	—	—	—	—	—	—	2	0.01
Acceleration of share-based compensation expense	1	—	—	—	2	0.01	—	—
Other	2	0.01	12	0.04	(20)	(0.06)	29	0.09
Tax benefit on intra-entity asset transfer	—	—	—	—	—	—	(299)	(0.94)
Adjustment for taxes (a)	9	0.03	(19)	(0.06)	(61)	(0.20)	(52)	(0.17)
Non-GAAP net income	$305	$0.98	$277	$0.89	$1,023	$3.28	$989	$3.11

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2020, management used a non-GAAP effective tax rate of 14.65% and 15.25%, respectively. For the three months and year ended October 31, 2019, management used a non-GAAP effective tax rate of 16.82% and 16.75%, respectively.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, business exit and divestiture costs, acquisition and integration costs, pension settlement loss, loss on extinguishment of debt, NASD site costs, special compliance costs, acceleration of share-based compensation expense and tax benefit on intra-entity asset transfer.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Business exit and divestiture costs include costs associated with business divestitures.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement loss relates to the relief of the US Retirement Plan pension obligation due to increased lump sum payouts over a specified accounting threshold.

Loss on extinguishment of debt relates to the net loss recorded on full redemption of $500 million of outstanding 5.00% senior notes due July 2020, called on August 16, 2019 and settled on September 17, 2019.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as data privacy regulations, revenue recognition, lease accounting and certain tax reporting requirements.

Acceleration of share-based compensation expense represents stock-based compensation expense that was accelerated upon employees' involuntary termination from the company.

Other includes certain legal costs and settlements and unrealized gains related to our equity securities in addition to other miscellaneous adjustments.

Tax benefit on intra-entity asset transfer relates to our operations in Singapore along with our application of the new accounting rules for income tax consequences of intra-entity transfer of assets as adopted on November 1, 2018.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q4'20	Q4'19
Revenues	$671	$622
Gross Margin, %	59.2%	60.7%
Income from Operations	$166	$158
Operating margin, %	24.8%	25.3%

Diagnostics and Genomics Group

	Q4'20	Q4'19
Revenues	$294	$269
Gross Margin, %	50.9%	54.0%
Income from Operations	$60	$53
Operating margin, %	20.3%	19.7%

Agilent CrossLab Group

	Q4'20	Q4'19
Revenues	$518	$476
Gross Margin, %	51.8%	52.6%
Income from Operations	$143	$133
Operating margin, %	27.7%	28.0%

Year-over-Year

Life Sciences and Applied Markets Group

	FY20	FY19
Revenues	$2,392	$2,302
Gross Margin, %	59.2%	61.0%
Income from Operations	$548	$542
Operating margin, %	22.9%	23.5%

Diagnostics and Genomics Group

	FY20	FY19
Revenues	$1,047	$1,021
Gross Margin, %	51.9%	54.7%
Income from Operations	$192	$185
Operating margin, %	18.3%	18.2%

Agilent CrossLab Group

	FY20	FY19
Revenues	$1,900	$1,840
Gross Margin, %	52.2%	51.8%
Income from Operations	$516	$475
Operating margin, %	27.2%	25.8%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, business exit and divestiture costs, NASD site costs, special compliance costs and acceleration of share-based compensation expense.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'20	Q4'19	Year-over-Year % Change

Life Sciences and Applied Markets Group	$671	$622	8%
Diagnostics and Genomics Group	294	269	9%
Agilent CrossLab Group	518	476	9%
Agilent	$1,483	$1,367	8%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q4'20	Q4'19	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$655	$622	5%	4%	1 ppt	$9
Diagnostics and Genomics Group	294	269	9%	7%	2 ppts	5
Agilent CrossLab Group	518	476	9%	7%	2 ppts	9
Agilent (Core)	$1,467	$1,367	7%	6%	1 ppt	$23

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	FY20	FY19	Year-over-Year % Change

Life Sciences and Applied Markets Group	$2,392	$2,302	4%
Diagnostics and Genomics Group	1,047	1,021	2%
Agilent CrossLab Group	1,900	1,840	3%
Agilent	$5,339	$5,163	3%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	FY20	FY19	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$2,243	$2,302	(3)%	(2)%	-1 ppt	$(6)
Diagnostics and Genomics Group	1,047	1,021	2%	3%	-1 ppt	(2)
Agilent CrossLab Group	1,900	1,840	3%	4%	-1 ppt	(10)
Agilent (Core)	$5,190	$5,163	1%	1%	—	$(18)

We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current year currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.